Exhibit 99.1

Contacts:	Daniel J. Thomas	Thomas E. Kiraly
	President and Chief Executive Officer	Executive Vice President and Chief Financial Officer
	(972) 364-8111	(972) 364-8217

CONCENTRA OPERATING CORPORATION ANNOUNCES

PRICING OF PREVIOUSLY ANNOUNCED EXCHANGE OFFERS

AND RESULTS OF CONSENT SOLICITATIONS

Amends the Exchange Offers and Increases the Exchange Offer Consideration

ADDISON, Texas, June 8, 2007 – Concentra Operating Corporation (“Concentra Operating”) today announced that its parent, Concentra Inc. (“Concentra” or the “Company”), (i) has determined the consideration to be paid in connection with its previously announced offers to exchange (the “Exchange Offers”) a combination of cash and $185 million in aggregate principal amount of a new series of senior subordinated notes due 2017 (the “New Notes”) of Concentra’s newly formed, wholly owned subsidiary, Viant Holdings, Inc. for any and all of Concentra Operating’s $155 million in aggregate principal amount of 9 1/8% Senior Subordinated Notes due 2012 (CUSIP 20589QAM1) (the “9 1/8% Notes”) and $180 million in aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2010 (CUSIP 20589QAE9) (the “9 1/2% Notes” and, together with the 9 1/8% Notes, the “Old Notes”), and (ii) has received consents with respect to the related consent solicitations (the “Consent Solicitations”) from holders of a majority in aggregate principal amount of each series of Old Notes. The Exchange Offers and the Consent Solicitations are subject to the terms and conditions set forth in the offering circular and consent solicitation statement dated May 24, 2007 (the “Offering Circular”).

As of 5:00 p.m., New York City time, on June 7, 2007 (the “Consent Date”), valid tenders had been received (and not validly withdrawn) with respect to approximately $211,320,000 aggregate principal amount of Old Notes. The consents validly delivered (and not validly revoked) as of the Consent Date constitute the consent of holders of a majority in aggregate principal amount of each series of Old Notes to certain proposed amendments to the indentures under which the Old Notes were issued as described in the Offering Circular. Concentra Operating and The Bank of New York, as trustee, will promptly execute the supplemental indentures effecting such proposed amendments; however, the proposed amendments will not become operative until the consummation of the Exchange Offers on the settlement date (the “Settlement Date”), which Concentra expects will occur on June 25, 2007.

Concentra Operating today also announced that Concentra has amended the Exchange Offers to provide that the New Notes will bear interest at a rate of 10 1/8% per annum (instead of 9 7/8% per annum).

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CCMC Announces Pricing of Exchange Offers and Results of Solicitations

June 8, 2007

As of 2:00 p.m., New York City time, on June 7, 2007 (the “Price Determination Date”), the reference yield on the 4.875% U.S. Treasury Security due May 31, 2008 was 5.056%. The fixed spread of 50 basis points over this reference yield equals 5.556%, which is the discount rate used to determine the total consideration to be paid with respect to any 9 1/8% Notes tendered in the Exchange Offers. As of the Price Determination Date, the reference yield on the 3.25% U.S. Treasury Security due August 15, 2007 was 4.879%. The fixed spread of 50 basis points over this reference yield equals 5.379%, which is the discount rate used to determine the total consideration to be paid with respect to any 9 1/2% Notes tendered in the Exchange Offers.

Eligible Holders (as defined below) who validly tendered (and did not validly withdraw) Old Notes and the related consents in the Exchange Offers and Consent Solicitations on or prior to the Consent Date, will receive (i) the total consideration (as defined in the Offering Circular), which will be equal to (x) $1,075.31 per $1,000 principal amount of 9 1/8% Notes tendered and (y) $1,052.57 per $1,000 principal amount of 9 1/2% Notes tendered, plus (ii) any accrued and unpaid interest from the last interest payment date for such Old Notes to, but not including, the Settlement Date.

Notwithstanding that the Consent Date has passed, Concentra has increased the exchange offer consideration (the “Increased Exchange Offer Consideration”) for the Old Notes tendered after the Consent Date, but on or prior to 5:00 p.m., New York City time, on June 12, 2007 (the “Extended Offer Date”) to equal the amount paid to Eligible Holders that tendered (and did not withdraw) Old Notes and the related consents on or prior to the Consent Date.

The additional consideration being offered applies to Eligible Holders who tender Old Notes after the Consent Date, but on or prior to the Extended Offer Date (the “Extended Offer Period”). Eligible Holders who validly tender Old Notes during the Extended Offer Period will receive (i) the Increased Exchange Offer Consideration, which will be equal to (x) $1,075.31 per $1,000 principal amount of 9 1/8% Notes tendered and (y) $1,052.57 per $1,000 principal amount of 9 1/2% Notes tendered, plus (ii) any accrued and unpaid interest from the last interest payment date for such Old Notes to, but not including, the Settlement Date.

Eligible Holders who validly tender Old Notes and the related consents after the Extended Offer Date, but on or prior to 12:00 midnight, New York City time, on June 21, 2007 (the “Expiration Date”), will receive (i) the exchange offer consideration (as defined in the Offering Circular), which will be equal to the applicable total consideration described in the fifth paragraph of this press release minus the consent payment of $20.00 per $1,000 principal amount of the applicable series of Old Notes, plus (ii) any accrued and unpaid interest from the last interest payment date for such Old Notes to, but not including, the Settlement Date. Old Notes tendered may not be withdrawn, and the related consents may not be revoked, after the Consent Date.

The consideration to be paid in connection with the Exchange Offers and Consent Solicitations was determined by Citi and UBS Investment Bank, the lead dealer managers for the Exchange Offers and Consent Solicitations, as of 2:00 p.m., New York City time, on June 7, 2007, as set forth in the Offering Circular.

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CCMC Announces Pricing of Exchange Offers and Results of Solicitations

June 8, 2007

Concentra has retained Citi and UBS Investment Bank to serve as lead dealer managers, and Banc of America Securities LLC and JPMorgan to serve as co-dealer managers, for the Exchange Offers and Consent Solicitations. Concentra has retained Global Bondholder Services Corporation to serve as the exchange agent and information agent for the Exchange Offers and Consent Solicitations.

The Exchange Offers are only being made, and copies of the exchange offer documents are only being made available, to holders of Old Notes that have certified certain matters to Concentra, including their status as either “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”), or persons other than “U.S. persons,” as that term is defined in Rule 902 under the Securities Act (collectively, “Eligible Holders”). Requests for documents may be directed to the information agent, Global Bondholder Services Corporation, by telephone at (866) 470-4200 or (212) 430-3774 or in writing at 65 Broadway—Suite 723, New York, NY, 10006. Questions regarding the Exchange Offers and Consent Solicitations may be directed to Citi at (800) 558-3745 or (212) 723-6106, UBS Investment Bank at (888) 722-9555 ext. 4210 or (203) 719-4210, Banc of America Securities LLC at (888) 292-0700 or (704) 388-9217, or JPMorgan at (800) 245-8812.

The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The Exchange Offers are being made only pursuant to the Offering Circular and related letter of transmittal and consent and only to such persons and in such jurisdictions as is permitted under applicable law.

Concentra is dedicated to improving the quality of life by making healthcare accessible and affordable. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services that include employment-related injury and occupational healthcare, urgent care services, in-network and out-of-network medical claims review and repricing, access to preferred provider organizations, case management and other cost containment services.

This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company’s actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, changes in nationwide employment and injury rate trends; operational, financing and strategic risks related to the Company’s capital structure, acquisitions and growth strategy; the adverse effects of litigation judgments or settlements; interruption in its data processing capabilities; the potential adverse impact of governmental regulation on the Company’s operations; competitive pressures; adverse changes in market pricing, demand and other conditions relating to the Company’s services; possible fluctuations in quarterly and annual operations; and dependence on key management personnel. Additional factors include those described in the Company’s filings with the Securities and Exchange Commission.

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